EXHIBIT 10(e)

SUPPLEMENTAL RETIREMENT AGREEMENT

Between

GOLDEN WEST FINANCIAL CORPORATION

And

Gary Bradley

(Employee)

THIS AGREEMENT is effective as of May 1, 1989, by and between Golden West Financial Corporation, a Delaware corporation, on behalf of itself and its subsidiaries (“Golden West”), and the above-named Employee.

W I T N E S S E T H:

WHEREAS, Employee is employed by Golden West or one of its subsidiaries; and

WHEREAS, Golden West recognizes that Employee is a valuable management employee and Golden West desires to reward and retain the services of Employee.

NOW, THEREFORE, the parties agree as follows:

1. Supplemental Retirement

For purposes hereof, the “Principal Sum” is the amount so described and set forth in Schedule A hereto. Golden West agrees to pay to Employee or Employee’s named beneficiary or estate, in installments as hereafter set forth, an amount equal to that percentage of the Principal Sum (if any) as is set forth on Schedule A after the date upon which Employee’s employment with Golden West and all of its subsidiaries terminates. Notwithstanding the foregoing, if Employee’s employment is terminated at any time after the date hereof and prior to full vesting as set forth in Schedule A by reason of his death, Golden West agrees to pay to Employee’s named beneficiary or his estate, in installments as hereafter set forth and in lieu of the amount determined pursuant to the preceding sentence, the full Principal Sum.

2. Time of Payments

The amount provided for in paragraph 1 hereof shall be paid without interest in 120 equal, consecutive, monthly installments, commencing on the Commencement Date. The Commencement Date shall be the first day of the month following the death of Employee or the date upon which Employee reaches age 65, whichever is earlier.

3. Recipient of Payments

Payments provided to be made hereunder shall be made to Employee so long as he shall be living, and thereafter to such beneficiary as Employee may designate in a writing filed with Golden West, and if no beneficiary has been so designated by Employee, or if the beneficiary so designated is deceased at the time payment is due and no successor beneficiary has been so designated who is then surviving, then to Employee’s estate.

4. Life Insurance

Golden West in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amounts and in such forms as Golden West may determine. Employee shall have no direct or indirect interest whatsoever in any such policy or policies, but at the request of Golden West, Employee shall submit to medical examination and supply such information and execute such documents as may be required by the insurance company or companies to which Golden West applies for insurance. The rights of Employee, or his beneficiary, or estate, to benefits under this Agreement shall be solely those of an unsecured creditor of Golden West. Any insurance policy or other assets held by Golden West or any of its subsidiaries in connection with the liabilities assumed pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of Employee, or his beneficiary, or his estate, or to be security for the performance of the obligations of Golden West but shall be, and remain, general, unpledged, and unrestricted assets of Golden West.

6. Nonalienability of Benefits

No portion of the benefits payable hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge.

7. Status of Agreement

The benefits payable hereunder shall be independent of, and in addition to, any compensation or other benefit payable under any other agreement or plan relating to Employee’s employment that may exist from time to time. Nothing contained herein shall restrict the right of Golden West or any of its subsidiaries to discharge Employee, or restrict the right of Employee to terminate his employment.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

GOLDEN WEST FINANCIAL CORPORATION

By	/s/ J. L. Helvey
J. L. Helvey
Group Senior Vice President

Employee

/s/ Gary Bradley
Gary Bradley

Schedule A

Employee:	Gary Bradley
Principal Sum:	$ 300,000
Full Vesting Period:	16 Years Commencing on May 1, 1989

Vesting percentage: If the employee’s employment with Golden West and all of its subsidiaries terminates before the full vesting period is completed, partial vesting of the principal sum will be as follows:

4.16% per year for years 1 – 8

8.33% per year for years 9 – 16

The vesting percentages set forth above shall be prorated for any partial year of employment with Golden West or any of its subsidiaries prior to the completion of the full vesting period.

AMENDMENT NO. 8

To

SUPPLEMENTAL RETIREMENT AGREEMENT

Between

GOLDEN WEST FINANCIAL CORPORATION

And

Gary R. Bradley

Employee

WHEREAS, Golden West Financial Corporation, a California corporation, on behalf of itself and its subsidiary corporations (collectively, “Golden West”), and the above-named Employee, entered into a Supplemental Retirement Agreement (the “Agreement”) effective as of May 1, 1989; and

WHEREAS, Golden West and Employee now wish to amend the Agreement, effective as of January 1, 2002, to increase the Principal Sum set forth on Schedule A to the Agreement;

NOW, THEREFORE, the parties agree as follows:

1. The Principal Sum set forth on Schedule A to the Agreement is hereby changed to $3,000,000.

2. The vesting schedule set forth on Schedule A to the Agreement shall apply to the Principal Sum as Follows:

Vesting Percentage

If the employee’s employment with Golden West terminates before the full vesting period is completed, partial vesting of the principal sum will be as follows:

As to $600,000 Full vesting shall be:	16 years commencing May 1, 1989 4.16 % per year for years 1 - 8 8.33 % per year for years 9 - 16

As to $50,000 Full vesting shall be:	13 years commencing January 1, 1996 4.76 % per year for years 1 - 7 11.11 % per year for years 8 – 13

As to $600,000 Full vesting shall be:	13 years commencing January 1, 1998 4.76 % per year for years 1 - 7 11.11 % per year for years 8 – 13

As to $ 750,000 Full vesting shall be:	12 years commencing January 1, 2000 5.55 % per year for years 1 - 6 11.11 % per year for years 7 – 12

As to $ 1,000,000 Full vesting shall be:	10 years commencing January 1, 2002 6.66 % per year for years 1 - 5 13.33 % per year for years 6 – 10

The vesting percentages set forth above shall be prorated for any partial year of employment with Golden West prior to the completion of the full vesting period.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

GOLDEN WEST FINANCIAL CORPORATION

By	/s/ Carl M. Andersen
Carl M. Andersen
Group Senior Vice President

Employee

/s/ Gary R. Bradley
Gary R. Bradley